FOR IMMEDIATE RELEASE

WEDNESDAY, JULY 2, 2008

CARE INVESTMENT TRUST INC. ANNOUNCES AMENDMENT TO WAREHOUSE FACILITY

Amendment to Warehouse Facility to provide Care greater liquidity and greater flexibility to access additional financing

NEW YORK – July 2, 2008 – Care Investment Trust Inc. (NYSE: CRE) (“Care” or “Company”), today announced that it entered into an amendment (the “Amendment”) to its repurchase credit facility with Column Financial, Inc. (“Column”), an affiliate of Credit Suisse Securities LLC. The amendment:

•	Eliminates all operator and geographic Concentration Tests for the facility;
•	Provides Care with the ability to obtain non-recourse financing without Column’s consent as long as such financing does not exceed a loan-to-value ratio of 80%;
•	Provides Care with the ability to obtain recourse financing without Column’s consent as long as such financing does not exceed a loan-to-value ratio of 50%

F. Scott Kellman, President and Chief Executive Officer of Care, stated, “This amendment provides Care significant additional flexibility under its credit facility. We appreciate Credit Suisse’s continued support in helping Care achieve its strategic objectives.”

The Amendment to the repurchase credit facility will provide Care with greater liquidity along with greater flexibility to access additional financing.

About Care Investment Trust

Care Investment Trust Inc. is a real estate investment and finance company formed principally to invest in healthcare-related real estate and commercial mortgage debt. Care is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, changes in Care’s investment focus, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust’s businesses or the management or results of operations of its acquired properties are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust’s Registration Statement on Form S-11 relating to its initial public offering and its Annual Report on Form 10-K for the period ended December 31, 2007 and Quarterly Report on Form 10-Q for the period ended March 31, 2008. Care Investment Trust is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Robert O’Neill	Leslie Loyet
Chief Financial Officer	Analysts/Investors
(973) 740-5115	(312) 640-6672
robert.oneill@carereit.com	lloyet@frbir.com

For more information on the company, please visit the company’s website at www.carereit.com